Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS SECOND QUARTER 2011 RESULTS

CHESTER, WV — August 4, 2011 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the second quarter and six months ended June 30, 2011.  See attached tables, including reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, non-GAAP financial measures.

For the second quarter of 2011, the Company’s total net revenues were $110.5 million, a decline of 1% compared to $111.6 million in the same period of 2010.  Adjusted EBITDA from continuing operations was $23.1 million, an increase of 16% compared to $20.0 million in the second quarter of 2010.  The Adjusted EBITDA margin was 20.9% compared to 17.9% in the prior-year quarter.  Included in Adjusted EBITDA was $1.8 million received by Mountaineer Casino, Racetrack and Resort from a mineral rights lease bonus payment in the second quarter of 2011 and $1.0 million of project-opening costs related to the implementation of table games at Presque Isle Downs & Casino in the second quarter of 2010.

The Company reported net income of $2.3 million for the quarter, or $0.08 per diluted share, compared to a net loss of $0.5 million, or $0.02 per diluted share, in the same quarter last year.

Net revenues at Presque Isle Downs & Casino increased 7% to $52.1 million during the second quarter of 2011 compared to $48.6 million during the second quarter of 2010.  Net revenues for the second quarter of 2011 included $5.2 million in revenue from table games, which were implemented in July 2010; however, slot revenue declined by $1.6 million compared to the same quarter of 2010.  The property generated Adjusted EBITDA of $12.2 million compared to $9.0 million in the same quarter of 2010, with the Adjusted EBITDA margin increasing to 23.3% compared to 18.5% in the prior-year period.  Excluding $1.0 million in project-opening costs related to the implementation of table games, the Adjusted EBITDA margin for the second quarter of 2010 would have been 20.6%.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 7% to $57.5 million in the second quarter of 2011 compared to $61.9 million in the second quarter of 2010.  Table gaming at Mountaineer generated $8.5 million of revenues compared to $12.0 million in the prior-year period, while revenues from slots were $40.5 million compared to $42.8 million in the same quarter of 2010.  The decrease in revenue was primarily attributable to competitive pressures from the introduction of table games in Pennsylvania in July 2010 and weak economic conditions, partially offset by a $1.8 million mineral rights lease bonus payment received in the second quarter of 2011 associated with the lease of mineral rights underlying certain of Mountaineer’s land holdings.  The property saw Adjusted EBITDA decline to $13.6 million from $14.1 million in the comparable quarter of 2010, primarily caused by the decline in revenue and partially offset by the mineral rights payment.  The Adjusted EBITDA margin at Mountaineer increased to 23.6% compared to 22.7% in the prior-year quarter.

Corporate overhead costs decreased 22% to $2.2 million during the second quarter of 2011 compared to $2.8 million in the prior-year period.

“We are pleased with our second quarter results, as we were able to carefully control our costs in a continued weak operating environment, resulting in improved Adjusted EBITDA figures and margins,” said Jeffrey J. Dahl, President and Chief Executive Officer of MTR Gaming Group, Inc.  “More importantly, the future looks very bright for MTR Gaming as we successfully completed the refinancing of our debt earlier this week, which provides necessary funding for our new video lottery gaming facility at Scioto Downs which we plan to open in 2012.  We are excited to bring VLT gaming to the Columbus metro area and believe it will be a major driver of stockholder value upon the facility’s opening.  In addition, we remain cognizant of our cost structure and the current operating environment, and will continue to focus on streamlining our expenses at our existing properties.”

For the first half of 2011, MTR’s total net revenues decreased 1% to $208.9 million from $211.0 million in the first half of 2010.  Adjusted EBITDA from continuing operations increased 7% to $39.4 million (including $1.8 million received from a mineral rights lease bonus payment) from $36.7 million (including $1.1 million of project-opening costs) in the same period last year.  The 2011 year-to-date net loss was $2.9 million, or $0.10 per diluted share, and includes income tax expense of approximately $1.4 million attributable to an increase in the valuation allowance on deferred tax assets.  In the same period last year, the Company reported net loss of $3.8 million, or $0.14 per diluted share, which included a loss of $0.2 million, or $0.01 per diluted share, from discontinued operations.

Balance Sheet and Liquidity

As of June 30, 2011, MTR had $59.5 million in cash and cash equivalents and $378.7 million in total debt, net of discounts.

On August 1, 2011, the Company successfully completed its previously announced offering of $565.0 million in aggregate principal amount of 11.50% Senior Secured Second Lien Notes due 2019 (the “Notes”) at an issue price of 97% of the aggregate principal amount.  The net proceeds from the sale of the Notes were used to purchase the Company’s outstanding 9% Senior Subordinated Notes and 12.625% Senior Secured Notes (the “Existing Notes”) that were tendered in connection with the previously announced tender offers and consent solicitations, fund the redemption of the Existing Notes that remained outstanding following the consummation of the tender offers and consent solicitations, pay fees and expenses in connection with these transactions, and provide necessary funding to establish a video lottery gaming facility at Scioto Downs. In addition, the Company entered into a new senior secured revolving credit facility with a borrowing capacity of $20.0 million and a maturity date of August 1, 2016.  No amounts have been drawn under the credit facility.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, loss on asset impairment, loss on debt modification and extinguishment and equity in loss of unconsolidated joint venture, to the extent that such items existed in the periods presented.  Adjusted EBITDA margin represents the calculation of Adjusted EBITDA divided by net revenues. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or income (loss) from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Management of the Company uses Adjusted EBITDA as the primary measure of the Company’s operating performance and as a component in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments, which can be significant. Moreover, other companies that provide EBITDA and/or Adjusted EBITDA information may calculate EBITDA and/or Adjusted EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments later today at 4:30 p.m. EDT.  Interested parties may participate in the call by dialing (877) 545-1409.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #8454966).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer, Presque Isle Downs and Scioto Downs, including the success and growth of table gaming at Presque Isle Downs and Mountaineer and the successful implementation of video lottery terminals at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer (including table gaming in Pennsylvania) and Presque Isle Downs, the establishment of video lottery terminals at Scioto Downs, pending the receipt of required regulatory approval, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the implementation of casino gaming in Cleveland and Columbus, Ohio and the implementation of video lottery terminals at racetracks in Ohio), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to fulfill our obligations and comply with the covenants associated with our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Revenues:
Gaming	$97,634	$99,732	$188,580	$191,591
Pari-mutuel commissions	3,293	3,634	4,379	4,947
Food, beverage and lodging	8,167	8,514	15,320	15,487
Other	4,221	2,256	5,760	3,865
Total revenues	113,315	114,136	214,039	215,890
Less promotional allowances	(2,796)	(2,514)	(5,182)	(4,909)
Net revenues	110,519	111,622	208,857	210,981

Operating expenses:
Expenses of operating departments:
Gaming	60,153	62,167	117,154	119,607
Pari-mutuel commissions	3,404	3,488	5,194	5,288
Food, beverage and lodging	5,900	6,135	11,343	11,583
Other	1,734	1,740	2,989	3,131
Marketing and promotions	2,916	3,514	6,238	6,399
General and administrative	13,287	13,547	26,582	27,219
Project opening costs	7	1,023	7	1,098
Depreciation	6,981	7,073	14,054	14,365
(Gain) loss on the sale or disposal of property	(197)	57	(196)	123
Total operating expenses	94,185	98,744	183,365	188,813

Operating income	16,334	12,878	25,492	22,168

Other income (expense):
Interest income	8	8	16	12
Interest expense	(13,364)	(13,528)	(26,732)	(27,070)

Income (loss) from continuing operations before income taxes	2,978	(642)	(1,224)	(4,890)
(Provision) benefit for income taxes	(716)	132	(1,647)	1,243

Income (loss) from continuing operations	2,262	(510)	(2,871)	(3,647)

Discontinued operations:
Loss from discontinued operations before income taxes and non-controlling interest	—	(10)	—	(229)
Benefit for income taxes	—	3	—	80
Loss from discontinued operations before non-controlling interest	—	(7)	—	(149)
Non-controlling interest	—	—	—	(1)
Loss from discontinued operations	—	(7)	—	(150)

Net income (loss)	$2,262	$(517)	$(2,871)	$(3,797)

Net income (loss) per share - basic:
Income (loss) from continuing operations	$0.08	$(0.02)	$(0.10)	$(0.13)
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss)	$0.08	$(0.02)	$(0.10)	$(0.14)

Net income (loss) per share - diluted:
Income (loss) from continuing operations	$0.08	$(0.02)	$(0.10)	$(0.13)
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss)	$0.08	$(0.02)	$(0.10)	$(0.14)

Weighted average number of shares outstanding:
Basic	27,800,392	27,475,260	27,759,050	27,475,260
Diluted	27,800,392	27,475,260	27,759,050	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

 (unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Net revenues:
Mountaineer Casino, Racetrack & Resort	$57,493	$61,916	$108,904	$120,496
Presque Isle Downs & Casino	52,089	48,614	98,904	89,235
Scioto Downs	915	1,070	1,006	1,153
Corporate	22	22	43	97
Consolidated net revenues	$110,519	$111,622	$208,857	$210,981

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$13,573	$14,078	$22,848	$26,167
Presque Isle Downs & Casino	12,150	9,001	22,085	16,865
Scioto Downs	(435)	(295)	(917)	(792)
Corporate	(2,170)	(2,776)	(4,666)	(5,584)
Consolidated Adjusted EBITDA from continuing operations	$23,118	$20,008	$39,350	$36,656

Adjusted EBITDA from discontinued operations	—	(8)	—	(227)

Consolidated Adjusted EBITDA	$23,118	$20,000	$39,350	$36,429

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, non-GAAP financial measures.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income from continuing operations	$10,790	$7,987	$16,938	$14,202
Interest expense	8	47	18	101
Provision for income taxes	—	2,670	—	4,882
Depreciation	2,974	3,334	6,090	6,852
(Gain) loss on the sale or disposal of property	(199)	40	(198)	130
Adjusted EBITDA from continuing operations	$13,573	$14,078	$22,848	$26,167
Net revenues	$57,493	$61,916	$108,904	$120,496
Adjusted EBITDA margin	23.6%	22.7%	21.0%	21.7%

Presque Isle Downs & Casino:
Income from continuing operations	$7,631	$4,132	$12,885	$7,267
Interest expense, net of interest income	2	(57)	6	15
Provision for income taxes	713	1,381	1,637	2,497
Depreciation	3,802	3,528	7,555	7,093
Loss on the sale or disposal of property	2	17	2	(7)
Adjusted EBITDA from continuing operations	$12,150	$9,001	$22,085	$16,865
Net revenues	$52,089	$48,614	$98,904	$89,235
Adjusted EBITDA margin	23.3%	18.5%	22.3%	18.9%

Scioto Downs:
Loss from continuing operations	$(634)	$(388)	$(1,316)	$(915)
Interest expense	7	19	15	37
Benefit for income taxes	—	(126)	—	(314)
Depreciation	192	200	384	400
Adjusted EBITDA from continuing operations	$(435)	$(295)	$(917)	$(792)
Net revenues	$915	$1,070	$1,006	$1,153
Adjusted EBITDA margin	(47.5)%	(27.6)%	(91.2)%	(68.7)%

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(15,525)	$(12,241)	$(31,378)	$(24,201)
Interest expense, net of interest income	13,339	13,511	26,677	26,905
Provision (benefit) for income taxes	3	(4,057)	10	(8,308)
Depreciation	13	11	25	20
Adjusted EBITDA from continuing operations	$(2,170)	$(2,776)	$(4,666)	$(5,584)

Consolidated:
Income (loss) from continuing operations	$2,262	$(510)	$(2,871)	$(3,647)
Interest expense, net of interest income	13,356	13,520	26,716	27,058
Provision (benefit) for income taxes	716	(132)	1,647	(1,243)
Depreciation	6,981	7,073	14,054	14,365
(Gain) loss on the sale or disposal of property	(197)	57	(196)	123
Adjusted EBITDA from continuing operations	$23,118	$20,008	$39,350	$36,656
Net revenues	$110,519	$111,622	$208,857	$210,981
Adjusted EBITDA margin	20.9%	17.9%	18.8%	17.4%

ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS:

Loss from discontinued operations	$—	$(7)	$—	$(150)
Interest expense	—	2	—	3
Benefit for income taxes	—	(3)	—	(80)
Adjusted EBITDA from discontinued operations	$—	$(8)	$—	$(227)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30	December 31
	2011	2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$59,515	$53,820
Restricted cash	1,389	1,143
Accounts receivable, net of allowance for doubtful accounts of $372 in 2011 and $386 in 2010	3,180	2,790
Inventories	3,452	3,476
Deferred financing costs	4,051	4,106
Prepaid expenses and other current assets	6,918	5,177
Total current assets	78,505	70,512

Property and equipment, net	304,181	314,484
Goodwill	—	494
Other intangibles	85,577	85,529
Deferred financing costs, net of current portion	6,185	8,113
Deposits and other	1,903	1,984
Non-operating real property	11,986	12,215
Assets of discontinued operations	178	178
Total assets	$488,515	$493,509

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,019	$1,887
Accounts payable - gaming taxes and assessments	2,653	7,968
Accrued payroll and payroll taxes	3,934	3,861
Accrued interest	16,701	16,702
Accrued income taxes	2,199	546
Other accrued liabilities	9,569	9,052
Construction project and equipment liabilities	388	136
Deferred income taxes	119	64
Current portion of long-term debt and capital lease obligations	1,325	1,255
Liabilities of discontinued operations	216	217
Total current liabilities	39,123	41,688

Long-term debt and capital lease obligations, net of current portion	377,394	376,830
Deferred income taxes	6,551	6,756
Total liabilities	423,068	425,274

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	62,275	61,910
Retained earnings	3,206	6,359
Accumulated other comprehensive loss	(251)	(251)
Total stockholders’ equity of MTR Gaming Group, Inc.	65,230	68,018
Non-controlling interest of discontinued operations	217	217
Total stockholders’ equity	65,447	68,235
Total liabilities and stockholders’ equity	$488,515	$493,509